UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2004

___________

CITIZENS BANCORP OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (IRS Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 2, 2004, Citizens Bancorp of Virginia, Inc. (the “Company”) and William E. Doyle, Jr. entered into an agreement that provides for Mr. Doyle’s employment as President and Chief Executive Officer of the Company.  The agreement provides for his employment until May 31, 2005 and for a salary of $22,800 per month.  Mr. Doyle is not eligible to participate in any of the Company’s employee benefit plans, except for its health insurance plan and 401(k) plan at his own expense.  Either the Company or Mr. Doyle may terminate his employment with 30 days’ prior written notice.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

On December 2, 2004, the Company appointed William E. Doyle, Jr. as President and Chief Executive Officer of the Company.

Mr. Doyle, age 51, has been self-employed since May 2004 in an entrepreneurial endeavor to develop a business plan for an eating disorder treatment center.  Prior to that time, he was President and Chief Executive Officer of Guaranty Financial Corporation (“Guaranty”) and its wholly owned subsidiary, Guaranty Bank, in Charlottesville, Virginia, from May 2001 to April 2004, when Guaranty was acquired by Union Bankshares Corporation.  From November 1997 to May 2001, Mr. Doyle was Senior Vice President, Mortgage and Retail Services, of The Middleburg Bank in Middleburg, Virginia.

Information with respect to the material terms of the agreement between the Company and Mr. Doyle is set forth in Item 1.01 above and incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.

(Registrant)

Dated:  December 7, 2004

By: /s/ Beverly A. Adams

Beverly A. Adams

Vice President and Chief Financial Officer